UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2015

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 18, 2015. At the annual meeting, the Company’s stockholders voted on the following proposals and cast their votes as described below:

1.	The individuals listed below were elected to serve as Class II directors of the Company for terms that will continue until the 2018 annual meeting.

				Broker
	For	Withheld	Abstentions	Non-Votes

Kenneth O. Bransford, Jr.	3,371,477	132,435		---
Julien G. Patterson	3,450,490	53,422		---

2.	A proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the Executive Compensation section of the Company’s 2015 Proxy Statement.

			Broker
For	Against	Abstentions	Non-Votes
3,098,036	127,792,000	278,084	---

3.	A proposal to approve an amendment to the Company’s Articles of Incorporation to change the quorum requirement for stockholder action.

			Broker
For	Against	Abstentions	Non-Votes
2,837,421	602,950	63,541	---

4a.	A proposal to approve an amendment to the Company’s Articles of Incorporation to change the voting requirement for approval of general corporate matters.

			Broker
For	Against	Abstentions	Non-Votes
2,635,686	813,116	55,110	---

4b.	A proposal to approve an amendment to the Company’s Articles of Incorporation to change the voting requirement to elect directors.

			Broker
For	Against	Abstentions	Non-Votes
2,625,909	814,243	63,760	---

4c.	A proposal to approve an amendment to the Company’s Articles of Incorporation to change the voting requirements for approval of certain corporate transactions and future amendments to the Company’s Articles of Incorporation.

			Broker
For	Against	Abstentions	Non-Votes
2,631,086	814,479	58,347	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Deborah M. Evans
Deborah M. Evans
Chief Financial Officer

May 21, 2015